SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


               Date of Report:  December 31, 1997


                      PRIDE COMPANIES, L.P.
     (Exact name of Registrant as specified in its charter)


                            Delaware
 (State or other jurisdiction of Incorporation or Organization)


        1-10473                           75-2313597
(Commission file number)      (I.R.S. Employer Identification No.)


           1209 North Fourth
             Abilene, Texas                               79601
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (915) 674-8000
Item 2.  Changes in Control of Registrant.

     Pride Companies, L.P. ("Pride") has announced the purchase and assumption by Varde Partners, Inc. ("Varde") of the lenders' rights and obligations under Pride's previously outstanding bank debt (the "Old Bank Debt"). In conjunction with Varde's purchase and assumption of lenders' rights and obligations under the Old Bank Debt, Pride and BankBoston, N.A. ("BankBoston") executed an agreement to refinance Pride's letter of credit and revolver facilities (the "Revolver"), as well as to fund certain term financing at a future date (the "Proposed Term Loan"), in each case for a 5-year term. These transactions (the "Transactions") closed as of December 31, 1997 (the "Closing"). As of the Closing, Varde and management of Pride Refining, Inc. ("Management") have the right to receive a total of up to approximately 33.6% of Pride's common units ("Common Units") as described in Pride's consent solicitation dated October 7, 1996 (the "1996 Consent Solicitation"). Varde has proposed additional restructuring of its investment, subject to receipt of required consents and the authorization and issuance of additional preferred equity and consummation of all proposed transactions, that could give Varde and Management the right to receive a total of up to 52% of Pride's Common Units provided BankBoston funds the Proposed Term Loan. Otherwise, Varde and Management would have the right to receive a total of up to 60% of Pride's Common Units subject to receipt of required consents and the authorization and issuance of additional preferred equity and consummation of all proposed transactions.

     The Revolver provides for the issuance of letters of credit to third parties to support Pride's purchase or exchange of crude oil and petroleum products, in an aggregate amount not to exceed
$65.0 million, with a sublimit of $10.0 million for direct cash borrowings for general working capital purposes. Amounts available under the Revolver are subject to a borrowing base calculated as the sum of Pride's cash and cash equivalents, certain receivables, deposits, inventory and other amounts, reduced by a portion of crude oil royalties payable and certain other amounts payable. The Proposed Term Loan is to refinance that portion of the indebtedness owed to Varde consisting of the $20.0 million bridge loan made by Varde and to provide an additional $1.0 million for general working capital purposes, in each case subject to the satisfaction of certain conditions precedent.

     As of the Closing, Varde assumed the rights and obligations under the Old Bank Debt, which equaled $45.8 million, and BankBoston has provided Pride a standby letter of credit facility. As of the Closing, the Old Bank Debt consisted of (i) a standby letter of credit facility (the "Old LC Facility"), (ii) a $12.0 million revolving line of credit, of which $6.9 million was outstanding (the "Old Revolver"), (iii) a $22.1 million term loan (the "Old Term Loan") and (iv) three series of convertible senior secured notes in an aggregate principal amount of $16.8 million (the "Old Convertible Notes," consisting of the "Old Series A Note," the "Old Series B Note" and the "Old Series C Note"). As of the Closing, (i) no advances had been drawn under the Old LC Facilities, which had approximately $36.4 million in outstanding letters of credit. Pride Refining, Inc., the managing general partner of Pride (the "Managing General Partner"), and Pride SGP, Inc., the special general partner of Pride (the "Special General Partner"), were guarantors of the Old Bank Debt and have guaranteed Pride's obligations to Varde and BankBoston. Substantially all of Pride's assets were pledged as collateral for the Old Bank Debt, and the Special General Partner had pledged its assets at no cost to Pride as additional collateral for such debt. All of such assets have been pledged to Varde and BankBoston in connection with the Transactions.

     As of the Closing, Pride also borrowed an additional $4.7 million from Varde for working capital purposes (the "New Loan"), including fees and costs associated with the Transactions. Pride is obligated to pay out-of-pocket expenses incurred by Varde of up to $250,000. As of the Closing, Varde held the following securities, in order of seniority (collectively, the "Stage 1 Securities"):

     (i) Senior Debt A maturing December 31, 2002, representing the first $20.0 million of Varde's investment, which would be subject to repayment as early as February 1998 with borrowings under the Proposed Term Loan,

    (ii)  $9.5 million of Senior Debt B maturing December 31,
          2002, which represents certain of the amounts paid to the banks to purchase the Old Bank Debt plus the amount of the New Loan and a transaction fee of $500,000 for bridging the Series A Debt,

   (iii) Senior Debt C maturing December 31, 2002 in the amount of $4.7 million, which represents Old Bank Debt that is not represented by any other Stage 1 Security,

    (iv) Subordinate Note A in the amount of $2.5 million maturing December 31, 2002, representing the conversion of the Old Series A Note in accordance with the 1996 Consent
          Solicitation,

     (v) Series B Preferred equity securities in the amount of $9.3 million, representing the conversion of the Old Series B Note in accordance with the 1996 Consent Solicitation, which Series B Preferred securities are subject to mandatory redemption at June 29, 2003,

    (vi) Series C Preferred equity securities in the amount of $5.0 million, representing the conversion of the Old Series C Note in accordance with the 1996 Consent Solicitation, which Series C Preferred securities are subject to mandatory redemption at June 29, 2003, and

   (vii) Series D Preferred equity securities in the amount of $2.8 million issued as a result of the increase in the purchase price of Old Bank Debt, which Series D Preferred securities are subject to mandatory redemption at June 29, 2003.

Upon consummation of the Proposed Term Loan, the maturity of the Senior Debt B, Senior Debt C and Subordinate Note A will be extended to June 30, 2003.

     The Senior Debt A will have interest rates of 11% in the first two years and 13% in the third year, 15% in the fourth and 17% in the fifth year. The Senior Debt B and Senior Debt C will have interest rates of 11% in the first three years, 13% in the fourth year and 15% in the fifth year except $3.0 million of the Senior Debt B which is subject to interest rates of 12% through maturity. If Senior Debt A is not repaid with borrowings under the Proposed Term Loan or otherwise, the interest rates applicable to the Senior Debt A, Senior Debt B and Senior Debt C would be 11%, 13%, 15%, 17% and 19% for the first, second, third, fourth and fifth years, respectively, during all or any portion of the period after February 1998 that the Senior Debt A is held by Varde, except $3.0 million of the Senior Debt B which is subject to interest rates of 18% through maturity. The interest rate on Subordinate Note A will be prime plus one percent and, as specified in the 1996 Consent Solicitation, the preferential quarterly payments on the Series B Preferred and Series C Preferred will be 6% per annum in the first three years after issuance, 12% per annum in the fourth and fifth years and 15% per annum thereafter or may be paid in kind (a payment in kind or "PIK") at 8% per annum in the first three years, 12% per annum in the fourth and fifth years and 15% per annum thereafter until mandatory redemption at June 29, 2003. The preferential quarterly payments on the Series D will be 11% per annum in the first three years after issuance, 13% per annum in the fourth and fifth years and 15% per annum thereafter or be made by PIK through maturity at 13% per annum in the first five years and 15% per annum thereafter. The cash interest payments to Varde are limited to $1,090,000 annually, excluding cash interest payments on Senior Debt A. Any excess will be made by PIK. Any payments of principal on the Stage 1 Securities shall be applied in the following order: Senior Debt A (if then outstanding), Senior Debt B, Senior Debt C, Subordinate Note A, Series B Preferred, Series C Preferred, and Series D Preferred.

     In connection with the Transactions, Pride SGP agreed to reduce the annual rentals on the pipeline (the "Pipeline") leased by Pride SGP to Pride from $.20 per barrel (which, depending on throughput, ranged between $800,000 to $1,100,000 annually in aggregate) to $400,000 annually in aggregate on a subordinated basis. Pride SGP also agreed with Pride to (i) convert a $2.0 million note of Pride payable to Pride SGP to Series E preferred equity securities convertible into 4% of the Common Units outstanding and (ii) convert a $450,000 note owed to Pride SGP into Series F preferred equity securities. The Series E and Series F preferred equity securities will be subordinated to the Series B, Series C and Series D preferred equity securities.

     The issuance of the Stage 1 Securities in connection with the issuance of the Series B Preferred and the Series C Preferred to Varde resulted in related debt of $36.7 million, which is a reduction of $9.1 million in the amount of bank debt from the Old Bank Debt that existed as of the Closing. The Subordinate Note A, Series B Preferred and Series C Preferred are convertible into approximately 33.6% of Pride's outstanding Common Units. At the Closing, Management invested an aggregate of $2.0 million in the form of a note payable to Varde and will receive a one-third economic non-directive interest in $6.0 million of the Senior Debt B, Subordinate Note A, Series B Preferred, Series C Preferred and Series D Preferred. The note payable to Varde is secured by Management's interest in such securities. Any cash yield on Management's share of such securities will be paid to Varde as interest, net of applicable federal income tax.

     In connection with the Transactions and the closing of its refinery, as discussed below, Pride expects to record an impairment charge, the amount of which is not presently known, but is expected to be in the range of $20 to $30 million.

     At the second stage of the transaction, expected to be consummated in February 1998 ("Stage 2"), subject to certain conditions including the closing of Pride's refinery located near Abilene, Texas, proceeds of the Proposed Term Loan will be used to purchase Varde's Senior Debt A for $20.0 million and an additional $1.0 million in borrowings will be made available for working capital purposes. Pride plans to close its refinery, and has agreements in place to receive refined petroleum products from other sources. At Stage 2, the annual interest and dividend cash payment to Varde would be reduced to approximately $1,090,000. The interest expense in excess of this amount will accrue and be paid as a PIK in the following order: Senior Debt B, Senior Debt C, Subordinate Note A, Series B Preferred, Series C Preferred and Series D Preferred. If Varde continues to hold the Senior Debt A after Stage 2, the interest rates applicable to the Senior Debt A, Senior Debt B and Senior Debt C would be 11%, 13%, 15%, 17% and 19% for the first, second, third, fourth and fifth years, respectively, during all or any portion of the period after February 1998 that the Senior Debt A is held by Varde.

     Varde has proposed additional restructuring of its investment ("Stage 3") that could further reduce Pride's bank debt in connection with the authorization and issuance of additional preferred equity, which would in turn be convertible into Common Units, if approved by the unitholders pursuant to a consent solicitation on or prior to October 1, 1999 (the "Stage 3 Consent Solicitation"). Subject to unitholder authorization of additional preferred equity in connection with the Stage 3 Consent Solicitation, Varde has agreed to exchange $9.5 million of Senior Debt B, $4.7 million of Senior Debt C, $2.5 million of Subordinate Note A, $9.3 million of Series B Preferred, $5.0 million of Series C Preferred and $2.8 million of Series D Preferred (including any PIK on these instruments) for the following series of newly authorized preferred equity:

     (i)  Units of New Preferred A in the amount of $9.5 million
          (including $500,000 of New Preferred A that represents
          Varde's transaction fee for bridging the Senior Debt A) with an interest rate of 12%, which would not be convertible into Common Units,

    (ii) Units of New Preferred B in the amount of $2.5 million with an interest rate of 5%, which would be convertible into 10% of the Common Units outstanding, and

   (iii) Units of New Preferred C in the amount of $2.5 million with an interest rate of 5%, which would be convertible into an additional 42% of the Common Units outstanding, plus an additional 8% of the Common Units for Varde's account if the Senior Debt A continues to be held by Varde.

Any cash yield on Management's share of such securities will be paid as interest on Management's note payable to Varde, net of applicable federal income tax. If Management's note payable is retired and Senior Debt A continues to be outstanding and held by Varde, any cash yield on Management's share of such securities, net of applicable federal income tax, will be held in escrow as collateral for the Senior Debt A until it is retired. Subject to unitholder approval and the absence of any defaults, Management may convert its one-third economic share of New Preferred B and New Preferred C to Common Units at any time after December 30, 1999 (except for the additional 8% of the Common Units that shall be solely for Varde's account if the Senior Debt A continues to be held by Varde). During Stage 3, subject to unitholder approval, Pride SGP will be asked to approve the Pride recapitalization and convert $1.9 million of claims and the Series E and F preferred equity securities into a total of 7.5% of the outstanding Common Units. Any payments of principal on the securities outstanding at or after Stage 3 shall be applied in the following order: New Preferred A, New Preferred B and New Preferred C.

     Pride or Management has a three-year call on Varde's position for an amount equal to a 40% return to Varde, subject to a minimum payment of $7.5 million over Varde's cost. The securities held by Varde will have antidilution provisions and registration rights. Any litigation proceeds received by Pride will be used to retire up to $6.0 million of either Senior Debt A or the Proposed Term Debt, whichever is then outstanding, and up to $5.0 million of either Senior Debt B or New Preferred A, whichever is then outstanding, with any excess divided one-third to Varde to be used to retire Varde's most senior securities and two-thirds to Pride.

     In summary, if all consents are received and all proposed transactions are consummated, including the restructuring of certain claims of the Special General Partner and the authorization and issuance of additional preferred equity, Pride will materially reduce its debt from amounts outstanding prior to the Transactions. Stage 2 and Stage 3 are subject to preparation and acceptance of definitive documentation and certain other conditions, including the receipt of required consents and the approval of the Stage 3 Consent Solicitation.

Item 7.  Exhibits.

    99.1  Press Release of Pride dated January 6, 1998.





                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PRIDE COMPANIES, L.P.



                              By:  /GEORGE PERCIVAL/
                                   George Percival
                                   Principal Financial Officer


Date:  January 15, 1998

                          EXHIBIT 99.1


                      FOR IMMEDIATE RELEASE


     ABILENE, TEXAS, January 6, 1998 -- Pride Refining, Inc., the managing general partner of Pride Companies, L.P. ("Pride", NYSE:
PRF), has completed its previously announced financial recapitalization plan.

     BankBoston is now providing Pride's letter of credit and revolver facilities, and has committed, subject to certain conditions being satisfied, to fund certain term financing at a future date. In conjunction with BankBoston's commitment, Varde Partners, Inc. has purchased Pride's present bank debt from NationsBank.

     Both arrangements, which provide five-year financing, significantly reduce Pride's debt as well as its annual cash payment requirements, and enhance Pride's financial and operating flexibility.


Contact:  Judy Sharrow
          (915) 674-8334